UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:  November 30, 2011
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)	Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

ITEM 7.01 REGULATION FD

ITEM 8.01 OTHER MATTERS

A proposed written consent was mistakenly mailed to approximately 30 holders of Common Stock, $0.0001 par value, of CHDT Corporation, a Florida corporation, (“Reporting Company”) on or about November 28, 2011.   The mailings were rescinded by a follow-up letter upon discovery of the error, which was the result of an internal miscommunication and resulting misunderstanding.  The Reporting Company is not conducting a general solicitation at this time, of all of the holders of record of the Common Stock, $0.0001 par value per share, as of the date of this Report on Form 8-K, but such solicitation may be made in the future.  The draft written consent concerned the proposed creation of a new class of series preferred stock and the related proposed amendment of the Reporting Company Articles of Incorporation.  The Reporting Company Articles of Incorporation have not been amended as of the date of this Report on Form 8-K and the proposed series of preferred stock has not been created.  Under Florida law, the creation of new class of serial preferred stock requires amendment of the articles of incorporation, which in turn requires shareholder consent or vote to approve the amendment to the articles of incorporation.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit Number                                Exhibit Description

NONE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION, A FLORIDA CORPORATION

Date:   December 5, 2011

By: /s/ Gerry McClinton
Gerry McClinton, Chief Financial Officer and Chief Operating Officer